Exhibit 10.31

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment Agreement”) is made and entered into as of this 12th day of JANUARY, 2004, by and between COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (the “Employer”), and DAVID V. SINGER, an employee of the Employer (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Employer and the Participant entered into that certain “ORP Agreement” dated July 1, 2001 pursuant to which Employer agreed to provide the Participant certain benefits under the Officer Retention Plan (ORP) of Coca-Cola Bottling Co. Consolidated, as amended and restated effective January 1, 2001 (the “Plan”), subject to the terms and conditions of the Plan; and

WHEREAS, the Plan contains provisions that reduce a participant’s “Benefit Earned” by fifty-percent (50%) in the event of a participant’s termination of employment prior to attaining the age of sixty (60); and

WHEREAS, the Employer and the Participant desire to amend the ORP Agreement to provide that the foregoing benefit reduction provisions will not apply to the Participant unless his termination of employment occurs prior to his attaining the age of fifty-five (55);

NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the ORP Agreement as follows:

1. Paragraph 1 of the ORP Agreement is hereby amended to add the following sentence to the end of said Paragraph:

“Notwithstanding anything to the contrary contained herein, the definitions of “Normal Retirement” in Section 1.15 of the Plan and “Normal Retirement Date” in Section 1.16 of the Plan are hereby amended with respect to the Participant by deleting the phrase “age 60” and replacing it with “age 55” in each such Section.”

2. The Participant hereby acknowledges and agrees that the dollar amounts of the Participant’s “Benefit Earned” under the Plan set forth on the Schedule to the ORP Agreement are not affected by this Amendment Agreement.

3. Except as expressly modified hereby, the terms and provisions of the ORP Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the day and year first above written.

COCA-COLA BOTTLING CO. CONSOLIDATED

	By:	/s/ Robert D. Pettus, Jr

(CORPORATE SEAL)		Name: ROBERT D. PETTUS, Jr.
Title: Executive VP and Assistant to Chairman

“Employer”

ATTEST:

/s/ Umesh Kasbekar	/s/ David V. Singer

Asst	DAVID V. SINGER
“Participant”